SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934

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MAN LONG SHORT FUND
(Name of Registrant as Specified In Its Charter)

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MAN LONG SHORT FUND
c/o Man Investments (USA) LLC
One Rockefeller Plaza, 16th Floor
New York, NY 10020

June 13, 2011

Dear Man Long Short Fund Shareholder:

Enclosed is the Information Statement of Man Long Short Fund (the “Fund”) regarding the appointment of the trustees of the Board of Trustees of the Fund (the “Board” and each trustee a “Trustee”).

At a meeting on June 7, 2011, the Audit Committee recommended that the Board approve the nomination of the following individuals for nomination to serve as non-interested Trustees, as defined in the Investment Company Act of 1940, as amended (“Independent Trustees”), of the Trust.  At a meeting on June 13, 2011, the Board recommended the nomination of the following individuals as Independent Trustees of the Trust:

Gregory E. Barton

Aniello A. Bianco

J. David Officer

Therefore, the Board recommends that the sole shareholder of the Trust appoint the following individuals as Trustees of the Board of Trustees:

John B. Rowsell

Marvin Damsma

Dale M. Hanson

Gregory E. Barton

Aniello A. Bianco

J. David Officer

Please note that the Fund is not required to obtain shareholder approval of, and is not requesting that you give voting instructions regarding, the Trustees.  The enclosed Information Statement provides information about the Trustees.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

If you have any questions regarding the Information Statement, please call the Fund at (888) 335-1244.

Sincerely,

/s/ Orly Lax Name: Orly Lax Title: Secretary Man Long Short Fund

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MAN LONG SHORT FUND
c/o Man Investments (USA) LLC
One Rockefeller Plaza, 16th Floor
New York, NY 10020
_______________

INFORMATION STATEMENT

APPOINTMENT OF TRUSTEES
_______________

INTRODUCTION

This Information Statement provides notice of, and information regarding, the appointment of trustees of the Board of Trustees of Man Long Short Fund (the “Fund”) (the “Board” and each trustee a “Trustee”).

This Information Statement is being mailed to the shareholder of the Fund on or about June 13, 2011, or twenty (20) days before the first nominee assumes his new Trustee role and our existing Trustees are considered re-appointed.

Man Long Short Fund.  The Fund is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified, management investment company.  Man Investments (USA) LLC serves as the Fund’s investment adviser (the “Adviser”).  The Adviser is part of Man Group plc (“Man”).   The Fund offers and sells shares of beneficial interest (the “Shares”) in larger minimum denominations (compared to open-end mutual funds) to Eligible Investors (primarily higher net worth individual and entities), as defined in the Fund’s Registration Statement on Form N-2, first filed with the Securities and Exchange Commission (the “SEC”) on June 18, 2010, as amended (the “Registration Statement”).

Investment Management.  The Adviser, an Illinois limited liability company, is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and is the investment adviser to the Fund.  The Adviser is also registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator and commodity trading advisor and is a member of the National Futures Association (the “NFA”).

The Adviser and its related entities, in conjunction with its participating affiliates, manages approximately $14.4 billion as of March 31, 2011, on a discretionary and non-discretionary basis, for both private clients and large institutional investors.  The Adviser is a wholly owned subsidiary of Man Group plc, a company listed on the London Stock Exchange (EMG) and a constituent of the FTSE 100 index of leading UK stocks.  Man Group plc is a global provider of alternative investment products and solutions for private and institutional investors worldwide.  Man Group plc manages approximately $69.1 billion, as of March 31, 2011, on a discretionary and non-discretionary basis, for both private clients and large institutional investors around the world.  Man Group plc employs approximately 1,400 people in 14 countries, with key centers in London and Pfaeffikon, Switzerland, and offices in Chicago, Dubai, Hong Kong, Montevideo, New York, Singapore, Sydney, Tokyo and Toronto. In rendering investment management services to the Fund, the Adviser expects to use the resources of certain non-U.S. affiliates of the Adviser. Such affiliates have entered into a memorandum of understanding with the Adviser pursuant to which they are considered “Participating Affiliates” of the Adviser as that term is used in relief granted by the staff of the SEC allowing registered investment advisers to use portfolio management, research and trading resources of non-U.S. advisory affiliates subject to the supervision of a registered adviser.

The Adviser is responsible for the day-to-day management of the Fund and for the allocation of the Fund’s assets to various Hedge Funds, as defined in the Registration Statement, subject to policies adopted by the Board.  The Adviser’s portfolio managers will devote such time to the ongoing operations of the Fund as they deem advisable in order to implement and monitor the Fund’s investment program.

The Distributor.  Man Investments Inc. (the “Distributor”) serves as the Fund’s distributor.

The principal offices of the Adviser and the Distributor are located at c/o Man Investments (USA) LLC, One Rockefeller Plaza, 16th Floor, New York, NY 10020.

The Fund is not required to obtain shareholder approval of, and is not requesting that the shareholder vote or send a proxy regarding, the appointment of the Trustees.

Annual and Semi-Annual Reports. The Fund will furnish, without charge, a copy of its most recent annual and semi-annual reports to the sole shareholder upon request. To obtain a report, please call the Fund at (888) 335-1244.

TRUSTEES

At its meeting held on June 13, 2011, the Board recommended the expansion of the Board from three to six trustees.  The Board, including all the Independent Trustees, recommended the nomination of Messrs. Barton, Bianco and Officer as Independent Trustees of the Trust.  In its considerations with respect to the Independent Trustee candidates, the Audit Committee noted that Messrs. Barton, Bianco and Officer have strong backgrounds and experience in the financial services industry, including serving as Independent Trustees of other registered investment companies.  The Audit Committee noted that the financial experience of the Independent Trustee candidates would strengthen the Board by adding individuals with relevant and valuable skill sets to it.  The Audit Committee also noted that the financial experience of the Independent Trustee candidates may lead to certain of the candidates being considered to be additional audit committee financial experts.

The Board also recommended the appointment of all of the Trustees by the sole shareholder.

Appointment of Trustees

The Fund’s Audit Committee Charter provides that the Audit Committee (the “Committee”) shall nominate and select for approval by the Board nominees for new Independent Trustees.

The Committee is constituted of all of the Independent Trustees.  Recommendations for nominees are submitted to the Committee.  The Committee chooses one or more eligible person to nominate and formally nominate each such eligible person to be presented to the full Board for a vote. The full Board meets and votes on each nominee and the Board adopts resolutions nominating each nominee by a majority of both the interested and non-interested Trustees.

Section 16(a) of the 1940 Act requires that at least two-thirds of the Fund’s Trustees be elected by shareholders.  As a consequence of Rule 10e-1 under the 1940 Act, given the Board’s current composition, any Board appointments beyond a single new Trustee will result in less than two-thirds of the Fund’s Board having been elected by shareholders.  The Fund thus must hold a meeting of shareholders to elect more than one new Trustee.  If the appointment of additional new Board members would result in less than a majority of Trustees having been elected by shareholders, the Declaration of Trust requires the Board to call such a shareholder meeting.  In lieu of such a shareholder meeting, the sole shareholder will be asked to consent to the appointment of the Independent Trustee nominees and the re-appointment of the existing Trustees

SEC Filing and Sole Shareholder Consent.  Following recommendation of nomination by the Board of the Trustee candidates, the Board must be appointed by the consent of the sole shareholder.  The consent request must be accompanied by an “Information Statement,” the content of which is governed by the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Information Statement must be delivered to the sole shareholder twenty (20) days before a new nominee assumes his or her new Trustee role and an existing Trustee is considered re-appointed.

Board Nominees/Members

NAME, ADDRESS AND AGE	POSITION(S) HELD WITH THE TRUST	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING THE PAST FIVE YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY MANAGER	OTHER DIRECTORSHIPS HELD BY TRUSTEE DURING THE PAST FIVE YEARS
John B. Rowsell, c/o Man Investments (USA) LLC, One Rockefeller Plaza, 16th Floor, New York, NY 10020, (53)	Trustee and President	Perpetual until resignation or removal, Trustee since May 2010.	President of Man Investments (USA), LLC; President of Man Investments Holdings Inc..	1	Man-Glenwood Lexington (investment companies) (three funds), since January 2008.
Marvin Damsma, c/o Man Investments (USA) LLC, One Rockefeller Plaza, 16th Floor, New York, NY 10020, (63)	Trustee	Perpetual until resignation or removal, Trustee since May 2010.	Director of Trust Investments, BP America Inc. (retired since March 2008).	1	Man-Glenwood Lexington (investment companies) (three funds), since January 2003.

NAME, ADDRESS AND AGE	POSITION(S) HELD WITH THE TRUST	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING THE PAST FIVE YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY MANAGER	OTHER DIRECTORSHIPS HELD BY TRUSTEE DURING THE PAST FIVE YEARS
Dale M. Hanson, c/o Man Investments (USA) LLC, One Rockefeller Plaza, 16th Floor, New York, NY 10020, (68)	Trustee	Perpetual until resignation or removal, Trustee since May 2010.	Principal/partner of American Partners Consulting (marketing organization)	1	Man-Glenwood Lexington (investment companies) (three funds), since January 2003.
Gregory E. Barton c/o Man Investments (USA) LLC, One Rockefeller Plaza, 16th Floor, New York, NY 10020, age 49	Trustee (nominee)	Indefinite.	Executive Vice President/General Counsel/Secretary, TheStreet.com; General Counsel/Secretary, Martha Stewart Living Omnimedia, Inc.; Executive Vice President/General Counsel/Secretary, Ziff Davis Media Inc.	1	Wisdom Tree Trust
Aniello A. Bianco, c/o Man Investments (USA) LLC, One Rockefeller Plaza, 16th Floor, New York, NY 10020, age 71	Trustee (nominee)	Indefinite.	Vice President, Hildebrandt International (consultancy); Management Committee Advisor/Managing Director, Chadbourne & Parke LLP	1	GLG investments PLC Cytogel Pharma LLC Bianco Consulting LLC
J. David Officer, c/o Man Investments (USA) LLC, One Rockefeller Plaza, 16th Floor, New York, NY 10020, age 62	Trustee (nominee)	Indefinite.	COO/Vice Chair/Director, The Dreyfus Corporation; President/Director, MBSC Securities Corporation; President/Director, Dreyfus Service Corporation; Chairman of Board of Managers/President/CEO, Founders Asset Management; Manager of Board of Managers/President, MBSC, LLC; Chairman/Director, Dreyfus Transfer, Inc.; Director/Vice President, Dreyfus Service Organization, Inc.; Director, Seven Six Seven Agency, Inc; Director,	1	Dreyfus Transfer, Inc. Dreyfus Service Organization, Inc. Seven Six Seven Agency, Inc Mellon Residential Funding Corp. Mellon United National Bank Dreyfus Fund International Limited DBX ETF Fund

NAME, ADDRESS AND AGE	POSITION(S) HELD WITH THE TRUST	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING THE PAST FIVE YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY MANAGER	OTHER DIRECTORSHIPS HELD BY TRUSTEE DURING THE PAST FIVE YEARS

Mellon Residential Funding Corp.; Executive Vice President, Mellon Bank, N.A., BNY Mellon, N.A., The Bank of New York Mellon; Chairman, Laurel Capital Advisors; CEO, SM ARIA; Director, Mellon United National Bank; Manager, BNY Mellon Investment Office GP LLC; President, The Dreyfus Family of Funds; Vice President, BNY Mellon Funds Trust; Chairman/President/CEO, Mellon Institutional Funds Investment Trust; Chairman/President/CEO, Mellon Institutional Funds Master Portfolio; Chairman/President/CEO, Mellon Optima L/S Strategy Fund LLC; President, Dreyfus Funds, Inc.; President/Principal Executive Officer, Dreyfus Founders Funds, Inc.; Director, Dreyfus Fund International Limited

Independent Trustee Compensation for the Most Recent Fiscal Year; Ownership of Shares

NAME	AGGREGATE COMPENSATION FROM THE FUND (1)	TOTAL COMPENSATION FROM THE FUND AND FUND COMPLEX (1)
Marvin Damsma	$22,250	$56,750
Dale Hanson	$22,250	$56,750

(1) Based on annual retainer, committee chair compensation, three in-person meetings and two telephonic meetings.

Prior to July 1, 2011, the Independent Trustees were each paid an annual retainer of $30,000 and meeting fees of $1,000 (or $500 in the case of telephonic meetings) by the Fund.  Effective July 1, 2011, the Independent Trustees will each be paid an annual retainer of $15,000 and meeting fees of $500 (or $250 in the case of telephonic meetings) by the Fund.  The Independent Trustees are reimbursed by the Fund for their travel expenses related to Board meetings.  The Trustees do not receive any pension or retirement benefits from the Fund.  The officers of the Fund do not receive any compensation from the Fund.

As of the date of this information statement, none of the Trustees owns any of the outstanding Shares of the Fund.

Leadership Structure and Board of Trustees

The Board monitors the level and quality of services, including commitments of service providers and the performance of the Adviser. In addition, the Board oversees that processes are in place to assure the Fund’s compliance with applicable rules, regulations, and investment policies and addresses possible conflicts of interest. The Board evaluates the services received under the contracts with service providers by, among other things, receiving reports covering investment performance, shareholder services, marketing, and the Adviser’s profitability in order to determine whether to continue existing contracts or negotiate new contracts.

As a registered investment company, the Fund is subject to a number of investment risks (described in the Fund’s Prospectus and Statement of Additional Information), as well as financial and compliance risks.  These risks are mitigated by written policies approved and overseen by the Board.  The Adviser conducts the Fund’s operations and the Board administers an oversight function.  The Board oversees the Adviser’s operations and the Fund’s risk management with the assistance of the Board’s Audit, Contracts and Valuation Committees.  Each of these Committees is discussed below under “Committees.”  At each Board meeting, the Board considers reports regarding the Fund’s operations and oversight thereof, including oversight of risks, as well as reports from the CCO, who also routinely meets privately with the Independent Trustees.  Board Committees receive reports, and meetings may entail further discussion of issues concerning oversight of the Fund’s risk management.  The Board also may discuss particular risks that are not addressed in the Committee process.  Committee Chairs may confer with the Chairman of the Board to discuss various issues discussed in the Committee that may require further discussion by the full Board or separate reports by the Adviser.  In addition, the Chairman of the Board confers with the CCO, the Trustees, the Adviser and counsel, to discuss risk management issues.

Trustee Qualifications

John Rowsell – Through his experience as a senior executive of investment advisory and consulting organizations, Mr. Rowsell contributes his experience in the investment industry to the Board.

Marvin Damsma – Through his experience with and responsibility for overseeing the management of large pools of assets, Mr. Damsma contributes his experience in the financial services industry to the Board.

Dale Hanson – Through his extensive experience overseeing large public pension plan assets, Mr. Hanson contributes his experience in the financial industry to the Board.

Gregory E. Barton – Through his extensive experience as general counsel and senior executive officer of various corporations, Mr. Barton is expected to contribute his experience in the investment industry to the Board.

Aniello A. Bianco – Through his extensive experience as senior executive officer of various corporations and partner at a large accounting firm, Mr. Bianco is expected to contribute his experience in the financial industry to the Board.

J. David Officer – Through his extensive experience as a senior executive officer of various investment firms, registered investment companies and banking corporations, Mr. Officer is expected to contribute his experience in the investment industry to the Board.

Committees

The Board has an Audit Committee composed of Marvin Damsma and Dale M. Hanson, each an Independent Trustee.  The functions of the Audit Committee are: (1) to oversee the Fund’s accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Fund’s service providers; (2) to oversee the quality and objectivity of the Fund’s financial statements and the independent audit of those statements; and (3) to the extent that Trustees are not members of the Audit Committee, to act as a liaison between the Fund’s independent auditors and the Board.  The Chairman of the Audit Committee, Dale Hanson, is an Independent Trustee and receives an annual retainer of $1000.00 in connection with serving in such position.

The Board has a Contracts Committee composed of two Trustees, Marvin Damsma and Dale M. Hanson.  The Contracts Committee is responsible for considering, evaluating, and making recommendations to the full Board concerning all contractual arrangements with service providers to the Fund and all other matters in which the Adviser or its affiliates has any actual or potential conflict of interest with the Fund.  The Chairman of the Contracts Committee, Marvin Damsma, is an Independent Trustee and receives no additional compensation in connection with serving in such position.

The Board has a Valuation Committee composed of three Trustees, Marvin Damsma, Dale M. Hanson and John B. Rowsell.  The Valuation Committee is responsible for: (i) periodically reviewing the Fund’s procedures for valuing securities, and making any recommendations to the Fund with respect thereto; (ii) reviewing proposed changes to those procedures; (iii) periodically reviewing information regarding industry developments in connection with valuation; and (iv) periodically reviewing information regarding fair value and liquidity determinations made pursuant to the procedures, and making recommendations to the full Board in connection therewith (whether such information is provided only to the Valuation Committee or to the Valuation Committee and the full Board simultaneously).  The Chairman of the Valuation Committee, Marvin Damsma, is an Independent Trustee and receives an annual retainer of $1000.00 in connection with serving in such position.

The Officers

NAME AND AGE	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION DURING PAST 5 YEARS
Jordan Allen (48)	Treasurer and Principal Financial and Accounting Officer	Since April 2011.	Head of Business Management and Chief Operating Officer of the Principal Strategy Group, Ore Hill Partners LLC; President and Partner; HFR Asset Management, LLC
Orly Lax (36)	Chief Legal Officer and Secretary	Since November 2010.	Head of U.S. and Product Legal teams, Man Investments USA Holdings Inc.
Nadine Le Gall (40)	Chief Compliance Officer	Since June 2011.
Chief Compliance Officer, GLG Inc.; Chief Compliance Officer, Zwirn Financial Services, LLC; Managing Director/Deputy Chief Compliance Officer, D.B. Zwirn & Co., L.P.; Corporate Secretary/Designated Supervisory Principal, Pequot Financial Services, Inc.; Vice President/Senior Compliance Officer, Pequot Capital Management, Inc.

Audit Committee Report

The audit committee of the Board is responsible for the oversight and monitoring of (1) the accounting and reporting policies, processes and practices, and the audit of the financial statements, of the Fund, (2) the quality and integrity of the Fund’s financial statements and (3) the independent registered public accounting firm’s qualifications, performance and independence. In its oversight capacity, the committee reviews the Fund’s annual financial statements with both management and the independent registered public accounting firm and the committee meets periodically with the independent registered public accounting firm and internal auditors to consider their evaluation of the Fund’s financial and internal controls. The committee also selects, retains, evaluates and may replace the Fund’s independent registered public accounting firm. The committee is currently composed of two Independent Trustees (Dale Hanson and Marvin Damsma) and operates under a written charter adopted and approved by the Board.

The committee, in discharging its duties, has met with and held discussions with management and the Fund’s independent registered public accounting firm. The committee has also reviewed and discussed the audited financial statements with management. Management has represented to the independent registered public accounting firm that the Fund’s financial statements were prepared in accordance with generally accepted accounting principles. The committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 114, (The Auditor’s Communication With Those Charged With Governance). The Fund’s independent registered public accounting firm provided to the committee the written disclosure required by Public Company Accounting Oversight Board Rule 3526 (Communications with Audit Committees Concerning Independence), and the committee discussed with representatives of the independent registered public accounting firm their firm’s independence. As provided in the Audit Committee Charter, it is not the committee’s responsibility to determine, and the considerations and discussions referenced above do not ensure, that the Fund’s financial statements are complete and accurate and presented in accordance with generally accepted accounting principles.

Based on the committee’s review and discussions with management and the independent registered public accounting firm, the representations of management and the report of the independent registered public accounting firm to the committee, the committee has recommended that the audited financial statements be included in the Fund’s Annual Report.

Audit and Related Fees

The following tables provide the aggregate fees billed during the Fund’s most recent fiscal year by the Fund’s independent registered public accounting firm for engagements directly related to the operations and financial reporting of the Fund including those relating (i) to the Fund for services provided to the Fund and (ii) to the Adviser and certain entities controlling, controlled by, or under common control with the Adviser that provide ongoing services to the Fund (“Adviser Entities”).

Audit Fees (1)	Audit Related Fees (2)		Tax Fees (3)		All Other Fees (4)
Fund	Fund	Adviser and Adviser Entities	Fund	Adviser and Adviser Entities	Fund	Adviser and Adviser Entities
$78,500	0	0	0	$908,198	0	$26,123

(1)
 “Audit Fees” are the aggregate fees billed for professional services for the audit of the Fund’s annual financial statements and services provided in connection with statutory and regulatory filings or engagements.

(2)
“Audit Related Fees” are the aggregate fees billed for assurance and related services reasonably related to the performance of audit or review of financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” are the aggregate fees billed for professional services for tax advice, tax compliance and tax planning.
(4)	“All Other Fees” are the aggregate fees billed for products and services for agreed-upon procedures engagements for the Fund.

Total Non-Audit Fees Billed to Fund	Total Non-Audit Fees Billed to Adviser and Adviser Entities (Engagements Related Directly to the Operations and Financial Reporting of Fund)	Total Non-Audit Fees Billed to Adviser and Adviser Entities (All Other Engagements)	Total
0	0	$934,321	$934,321

Audit Committee Pre-Approval Policies and Procedures.

Generally, the audit committee must approve the Fund’s independent registered public accounting firm’s engagements (i) with the Fund for audit or non-audit services and (ii) with the Adviser and Adviser Entities for non-audit services if the engagement relates directly to the operations and financial reporting of the Fund.  Payment for any non-audit services may not exceed the lesser of (a) in the aggregate, $10,000 per year, or (b) 5% of total revenues paid by the Fund, the Adviser, and Adviser Entities, to the Auditor during the given year.

The audit committee has approved in advance or has ratified after Audit Committee pre-approval all audit services and non-audit services that the independent registered public accounting firm provided to the Fund and to the Adviser and Adviser Entities (with respect to the operations and financial reporting of the Fund).

Additional Information

Appointment of the Independent Registered Public Accounting Firm

The Board has appointed Deloitte & Touche LLP as independent registered public accounting firm to audit the books and records of the Fund.  The independent registered public accounting firm has informed the Fund that it has no direct or indirect material financial interest in the Funds, the Adviser or any other investment company sponsored by the Adviser.

Section 16(a) Beneficial Interest Reporting Compliance

Section 30(h) of the 1940 Act and Section 16(a) of the Exchange Act require Trustees and officers, the Adviser, affiliated persons of the Adviser and persons who own more than 10% of a registered class of the Fund’s equity securities to file forms reporting their affiliation with the Fund and reports of ownership and changes in ownership of the Fund’s shares with the SEC and the New York Stock Exchange, NYSE Amex or NASDAQ Stock Market, LLC, if applicable. These persons and entities are required by SEC regulation to furnish the Fund with copies of all Section 16(a) forms they file. Based on a review of these forms furnished to the Fund, the Fund believes that its Trustees and officers, Adviser and affiliated persons of the Adviser have complied with all applicable Section 16(a) filing requirements during its last fiscal year.

Information About the Adviser

The Adviser, located at Man Investments (USA) LLC, One Rockefeller Plaza, 16th Floor, New York, NY 10020, serves as investment adviser and manager for the Fund.  The Adviser and its related entities, in conjunction with its participating affiliates, manages approximately $14.4 billion as of March 31, 2011, on a discretionary and non-discretionary basis, for both private clients and large institutional investors.  The Adviser is a wholly owned subsidiary of Man Group plc, a company listed on the London Stock Exchange (EMG) and a constituent of the FTSE 100 index of leading UK stocks.  Man Group plc is a global provider of alternative investment products and solutions for private and institutional investors worldwide.  Man Group plc manages approximately $69.1 billion, as of March 31, 2011, on a discretionary and non-discretionary basis, for both private clients and large institutional investors around the world.

Shareholder Communications

Should the Fund’s shareholder want to communicate with the Board or any individual Trustee, it should write to the attention of Orly Lax, Secretary of the Fund, c/o Man Investments (USA) LLC, One Rockefeller Plaza, 16th Floor, New York, NY 10020. The letter should indicate that you are a Fund shareholder. If the communication is intended for a specific Trustee, and so indicates, it will be sent only to that Trustee. If a communication does not indicate a specific Trustee, it will be sent to the designated Trustee for further distribution as deemed appropriate by such Trustee.

Expenses of Information Statement

The cost of preparing, filing and distributing the information statement and accompanying notice and all other costs in connection with this information statement will be paid by the Adviser.

Fiscal Year

The fiscal year of the Fund ends on March 31 and the tax year of the Fund ends on October 31.

Annual Report Delivery

Annual reports will be sent to shareholders of record of the Fund following the Fund’s fiscal year end. The Fund will furnish, without charge, a copy of its annual report and/or semi-annual report as available upon request. Such written or oral requests should be directed to the Fund at c/o Man Investments (USA) LLC, One Rockefeller Plaza, 16th Floor, New York, NY 10020 or by calling (888) 335-1244.

Orly Lax
Secretary
June 13, 2011